UNDERWRITING AGREEMENT

October 18, 2016
PolyMet Mining Corp.
First Canadian Place
100 King Street West
Suite 5700
Toronto, ON M5X 1C7

Attention:        Douglas Newby, Chief Financial Officer

Dear Sir:

            Based on the terms and conditions set out below, Paradigm Capital Inc. (“Paradigm” or the “Underwriter”) offers to purchase from PolyMet Mining Corp. (the “Company”), and the Company by its execution of this Agreement (as defined below) agrees to issue and sell to the Underwriter, or substituted purchasers, at the Time of Closing (as defined below), 10,000,000 units (the “Units”) at a price of US$0.75 per Unit (the “Issue Price”), subject to and in accordance with the provisions of Section 9 (the “Purchased Units”). Each Purchased Unit is comprised of one common share of the Company (“Common Share”) and one-half of one common share purchase warrant (each, a “Common Share Purchase Warrant”). Each whole Common Share Purchase Warrant will entitle the holder to acquire one Common Share at a price of US$1.00 per Common Share for a period beginning on the date that is six months following the Closing Date (as defined below) and expiring at 5:00 p.m. (Toronto time) on the date that is 60 months following the Closing Date. The Warrants will be subject to acceleration if the closing price of the Common Shares on the NYSE MKT (as hereinafter defined) is US$1.50 per share or higher for 20 consecutive trading days during the period commencing on Closing Date and expiring on the earlier to occur of (i) the issuance of permits necessary to construct the NorthMet Project and (ii) the 12-month anniversary of the Closing Date. Upon these conditions being achieved, the Company shall notify all holders of the Warrants that the expiration date is being accelerated to a date no less than 20 Business Days after the date the notice is issued.

            In addition to the Purchased Units, the Underwriter understands the Company will concurrently offer (the “Concurrent Private Placement”), on a non-brokered basis, 3,963,000 units (the “Company Units”) having identical terms as the Purchased Units to purchasers. The Underwriters shall have the option to offer 12,000,167 additional Units having identical terns as the Purchased Units (collectively, the “Marketed Units”) on a best efforts agency basis to purchasers, without being under any obligation to purchase any of the Marketed Units.

            The Purchased Units and the Marketed Units are collectively referred to herein as the “Offered Units”.

            The Underwriter and the Company agree that the Underwriter may arrange for substituted purchasers for the Purchased Units resident in the Offering Jurisdictions (as defined below), subject to the terms and conditions set out in this Agreement.

            The Underwriter further understands that the Company may issue additional units (the “Glencore Units”) having identical terms as the Purchased Units pursuant to the Glencore Option (as defined below.)

            The following are the terms and conditions of the agreement between the Company and the Underwriter:

TERM AND CONDITIONS

Section 1        Certain Definitions and Interpretation

(1)	In this Agreement:

“Accredited Investor” means an “accredited investor” within the definition of Rule 501(a) of Regulation D adopted pursuant to the U.S. Securities Act;

“Affiliate” means an affiliated entity for purposes of the Securities Act (Ontario);

“Agreement” means this underwriting agreement;

“Applicable Securities Laws” means the Canadian Securities Laws and the U.S. Securities Laws;

“Broker Warrants” has the meaning given to that term in Section 10(2) of this Agreement;

“Broker Warrant Certificates” has the meaning given to that term in Section 10(2) of this Agreement;

“Business Day” means any day other than a Saturday, Sunday or statutory or civic holiday in the city of Toronto, Ontario;

“Closing” means the closing of this Offering;

“Closing Date” means October 18, 2016 or any earlier or later date as may be agreed to by the Company and the Underwriter, each acting reasonably;

“Common Shares” has the meaning given to that term in the first paragraph of this Agreement;

“Common Share Purchase Warrant” has the meaning given to that term in the first paragraph of this Agreement;

“Company’s Auditors” means PricewaterhouseCoopers LLP;

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“Concurrent Private Placement” has the meaning given to that term in the second paragraph of this Agreement;

“Documents” means collectively this Agreement, the Subscription Agreements and the Warrant Indenture;

“Due Diligence Review” has the meaning given to that term in Section 4 of this Agreement;

“Due Diligence Session” has the meaning given to that term in Section 4 of this Agreement;

“Due Diligence Session Responses” means the written or oral responses provided by the Company, as given by any director or senior officer of the Company, at a Due Diligence Session, excluding the portion of such responses which are forward-looking or relate to projections or forecasts;

“Environmental Laws” has the meaning given to that term in Section 6(1)(p) of this Agreement;

“Erie Plant” means the mill, railroad and related infrastructure and land purchased by the Company from Cliffs Erie LLC (“Cliffs”);

“Exchanges” means collectively, the NYSE and the TSX;

“Financial Information” means the audited annual consolidated financial statements of the Company as at and for the year ended January 31, 2016 and the unaudited condensed interim consolidated financial statements of the Company for the three and six month periods ended July 31, 2016 (including, as applicable, the notes thereto and the accompanying Management’s Discussion and Analysis);

“Glencore” means Glencore AG, a wholly-owned subsidiary of Glencore plc, and its affiliates;

“Glencore Option” means the right of Glencore to purchase Units in order for it to maintain its pro-rata fully diluted ownership of the Company;

“Glencore Purchase Agreement” means that certain purchase agreement dated October 31, 2008 between the Company, the Material Subsidiary, and Glencore, as amended supplemented or otherwise modified from time to time;

“Glencore Units” has the meaning given to that term in the fifth paragraph of this Agreement;

“Governmental Authority” means (i) any international, multinational, national, federal, provincial, state, municipal, local or other government or governmental or public ministry, department, court, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) any subdivision or authority of any of the foregoing, (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority, or (iv) any stock exchange or securities market, including without limitation the Exchanges;

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“Governmental Licenses” has the meaning given to that term in Section 6(1)(q)of this Agreement;

“Hazardous Materials” has the meaning given to that term in Section 6(1)(p) of this Agreement;

“Indemnified Party” and “Indemnified Parties” has the meaning given to the respective term in Section 12 of this Agreement;

“Indemnitor” has the meaning given to that term in Section 12 of this Agreement;

“Issue Price” has the meaning given to that term in the second paragraph of this Agreement;

“Liens” means any encumbrance or title defect of whatever kind or nature, regardless of form, whether or not registered or registrable and whether or not consensual or arising by law (statutory or otherwise), including any mortgage, lien, charge, pledge or security interest, whether fixed or floating, or any assignment, lease, option, right of pre-emption, privilege, encumbrance, easement, servitude, right of way, restrictive covenant, right of use or any other material right or material claim of any kind or nature whatever which affects ownership or possession of, or title to, any interest in, or the right to use or occupy such property or assets;

“Marketed Units” has the meaning given to that term in the second paragraph of this Agreement;

“Material Adverse Effect” means any effect on or change in either the Company or the Material Subsidiary or the business as described in the Public Record that is or is reasonably likely to be materially adverse to the results of operations, financial condition, assets, properties, capital, liabilities (contingent or otherwise), cash flow, income or business operations of the Company and the Material Subsidiary, taken as a whole;

“material change” means a material change for the purposes of Canadian Securities Laws or any of them, or where undefined under any Canadian Securities Laws means a change in the business, affairs, operations, assets, financial condition or capital of the Company that would reasonably be expected to have a significant effect on the market price or value of the Common Shares, and includes a decision to implement such a change made by the directors of the Company;

“material fact” means a material fact for the purposes of Canadian Securities Laws or any of them, or where undefined under any Canadian Securities Laws means a fact that would reasonably be expected to have a significant effect on the market price or value of the Common Shares;

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“Material Subsidiary” means Poly Met Mining Inc., a Minnesota corporation;

“misrepresentation” means a misrepresentation for the purposes of the Canadian Securities Laws, or where undefined under any Canadian Securities Laws means: (i) an untrue statement of a material fact, or (ii) an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made;

“NI 45-102” means National Instrument 45-102 – Resale of Securities;

“NorthMet Project” means the NorthMet copper-nickel-precious metal ore deposit, the Erie Plant Facility and associated infrastructure;

“NorthMet Project Title Opinion” meaning given to that term in Section 5(3) of this Agreement;

“NYSE MKT” means NYSE MKT LLC;

“Offered Units” has the meaning given to that term in the second paragraph of this Agreement;

“Offering” means the offering by the Company on a private placement basis of the Offered Units in each of the Offering Jurisdictions;

“Offering Jurisdictions” means the United States, the Qualifying Jurisdictions and certain foreign jurisdictions as agreed to by the Company and the Underwriter;

 “Paradigm” has the meaning given to that term in the first paragraph of this Agreement;

“Person” means an individual, a firm, a corporation, a syndicate, a partnership, a trust, an association, an unincorporated organization, a joint venture, an investment club, a government or an agency or political subdivision thereof and every other form of legal or business entity of any nature or kind whatsoever;

“Personnel” has the meaning given to that term in Section 12 of this Agreement;

“Public Record” means all information filed by or on behalf of the Company or any predecessor entity with the Securities Commissions in compliance, or intended compliance, with Applicable Securities Laws;

“Purchased Units” has the meaning given to that term in the first paragraph of this Agreement;

“Purchasers” means, collectively, the substituted purchasers of the Offered Units and the purchasers, if any, of the Marketed Units;

“Qualifying Jurisdictions” means, collectively, each of the provinces of Canada;

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“SEC” means the United States Securities and Exchange Commission;

“Securities” means the Purchased Units, the Company Units, the Marketed Units, the Common Shares, the Common Share Purchase Warrants, the Broker Warrants and Underlying Common Shares, collectively or individually, as the context requires;

“Securities Commissions” means the SEC and the applicable securities commission or regulatory authority in each of the Qualifying Jurisdictions;

“Securities Laws” means, collectively, all applicable securities laws of each of the Offering Jurisdictions and the respective rules and regulations under such laws together with applicable published policies, instruments, notices and orders of the Securities Commissions, the published policies, notices and by-laws of the TSX and the rules of the NYSE MKT;

“Subscription Agreements” means, collectively, the subscription agreements entered into between the Company and each of the Purchasers in respect of the Offering and shall include, for greater certainty, all schedules thereto;

“Subsidiary” means a subsidiary for purposes of the Securities Act (Ontario);

“Technical Report” means the technical report entitled: “Updated NI 43-101 Technical Report on the NorthMet Deposit Minnesota, USA authored by Pierre Desautels and Gordon Zurowski of AGP Mining Consultants Inc. dated October 12, 2012 and amended January 14, 2013”;

“Term Sheet” means term sheet attached to the engagement letter dated September 20, 2016 between the Company and Paradigm;

“Time of Closing” means 8:00 a.m. (Toronto time) on the Closing Date or any other time on the Closing Date as may be agreed to by the Company and the Underwriter;

“Transfer Agent” means Computershare Investor Services Inc., the transfer agent and registrar for the Common Shares;

“TSX” means the Toronto Stock Exchange;

“Underlying Common Shares” means the Common Shares issuable upon the exercise of the Common Share Purchase Warrants and Broker Warrants in accordance with their terms;

“Underwriter’s Commission” has the meaning given to that term in Section 10(1) of this Agreement;

“United States” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;

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“U.S. Affiliate” means the U.S. registered broker-dealer affiliate of the Underwriter;

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“U.S. Person” means a “U.S. person” as such term is defined in Regulation S promulgated under the U.S. Securities Act;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

“U.S. Securities Laws” means all applicable securities legislation in the United States, including without limitation, the U.S. Securities Act, the U.S. Exchange Act and the rules and regulations promulgated under the U.S. Securities Act and the U.S. Exchange Act, and any applicable state securities laws;

 “Warrant Agent” means Computershare Trust Company of Canada; and

“Warrant Indenture” means the warrant indenture to be dated the Closing Date between the Company and Equity Financial Trust Company, providing for the creation and issuance of the Common Share Purchase Warrants.

(2)

Headings, etc. The division of this Agreement into sections, subsections, paragraphs and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. Unless something in the subject matter or context is inconsistent therewith, references herein to sections, subsections, paragraphs and other subdivisions are to sections, subsections, paragraphs and other subdivisions of this Agreement.

(3)

Currency. Except as otherwise indicated, all amounts expressed herein in terms of money refer to lawful currency of the United States and all payments to be made hereunder shall be made in such currency unless otherwise noted.

(4)	Schedules. The parties acknowledge that the schedules attached to this Agreement are deemed to be a part hereof and are hereby incorporated by reference herein.

Section 2        Offering Restrictions

(1)	The Company acknowledges and the Underwriter hereby represents, warrants, covenants and agrees that:

(a)

the Underwriter shall: (i) only solicit subscriptions for Offered Units and sell the Offered Units on a private placement basis in accordance with the terms and conditions of this Agreement and in compliance with all applicable Securities Laws, the rules of the Investment Industry Regulatory Organization of Canada and securities regulations applicable to the Underwriter, in those jurisdictions where they may be lawfully offered for sale or sold; (ii) not offer, sell, trade or otherwise do any act in furtherance of a trade of the Offered Units so as to require registration thereof or the filing of a prospectus, offering memorandum or similar document with respect thereto under the laws of any jurisdiction and will not solicit offers to purchase or sell the Offered Units in any jurisdiction outside of Canada where the solicitation, sale or trade of the Offered Units would result in any ongoing disclosure requirements in such jurisdiction or any registration requirements in such jurisdiction; (iii) obtain from each Purchaser an executed Subscription Agreement in the appropriate form agreed to by the Company and the Underwriter together with all requisite forms, undertakings and materials; and (iv) not make available to prospective Purchasers of the Offered Units any documents which would constitute an offering memorandum as defined under Canadian Securities Laws and other applicable Securities Laws and will not advertise the proposed sale of such securities in printed public media, radio, television or telecommunications, including electronic display;

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(b)

the Underwriter at its own expense may offer selling group participation in the normal course of the brokerage business to selling groups of other licensed dealers, brokers and investments dealers, who may or who may not be offered part of the Underwriter’s Commission, provided that any such selling group participants shall be required to comply with the terms of this Agreement as if they were original signatories hereto;

(c)

the Underwriter, acting through its U.S. Affiliate in accordance with Schedule “A” hereto, may offer the Offered Units for sale directly by the Company to, or for the account or benefit of, persons in the United States or U.S. Persons that are Accredited Investors in accordance with Rule 506(b) of Regulation D under the U.S. Securities Act, and in accordance with applicable state securities laws and the provisions of Schedule “A” hereto. Although this Agreement is presented on behalf of the Underwriter as purchaser of the Offered Units, all Offered Units sold to, or for the account or benefit of, persons in the United States or U.S. Persons, if any, in accordance with Rule 506(b) of Regulation D under, and Section 4(a)(2) of, the U.S. Securities Act shall be sold directly to such persons as substituted purchasers by the Company in accordance with Schedule “A” hereto. Any reference in this Agreement to “the purchasers” of Offered Units shall be taken to be a reference to the Underwriter, as the initial committed purchaser, and to the substituted purchasers, if any;

(d)

the provisions of Schedule “A” of this Agreement entitled “Compliance with United States Securities Laws” apply in respect of all offers and sales of the Offered Units and the Company Units, as applicable, and are incorporated by reference in and shall form part of this Agreement; and

(e)	the Underwriter, and its U.S. Affiliate, as applicable, are duly registered broker- dealers in the jurisdictions where they offer and sell the Offered Units to Purchasers.

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Section 3       Obligations of the Company

(a)

The Company undertakes to file or cause to be filed, on a timely basis and within the time periods stipulated by Securities Laws all forms, undertakings and other documents required to be filed by the Company under Securities Laws in connection with the purchase and sale of the Offered Units and Company Units so that the distribution of the Securities may lawfully occur without the necessity of filing a prospectus, registration statement or similar document. All fees payable in connection with such filings shall be at the sole expense of the Company.

(b)

The Company undertakes to file or cause to be filed, on a timely basis and within the time periods stipulated by U.S. Securities Laws, all forms, undertakings and other documents required to be filed by the Company under U.S. Securities Laws in connection with the offer and sale of the Securities. All fees payable in connection with such filings shall be at the sole expense of the Company.

(c)	The Company further agrees to comply with all Applicable Securities Laws in connection with the distribution of the Securities, including, without limitation, under the Concurrent Private Placement.

(d)

Subject to compliance with Applicable Securities Laws, any press release of the Company relating to the Offering will be provided in advance to the Underwriter. The Company will agree to the form and content thereof with the Underwriter prior to the release thereof. In order to comply with U.S. Securities Laws, no press release will be issued in the United States by the Company or any of its Subsidiaries concerning the Offering from the date hereof, other than in compliance with Rule 135c under the U.S. Securities Act, and any press release issued concerning the Offering shall include substantially the following:

[For the Canadian press release only:] “Not for dissemination in the United States or for distribution to U.S. newswire services.”

[For the Canadian and U.S. press releases:] “The securities offered have not been registered under the U.S. Securities Act of 1933, as amended, or any applicable state securities laws and may not be offered or sold in the United States absent registration under the U.S. Securities Act of 1933, as amended, and any applicable state securities laws, or compliance with an exemption therefrom. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful.”

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(e)

The Company shall not (i) provide to prospective Purchasers of the Offered Units any document or other material that would constitute an offering memorandum or future oriented financial information within the meaning of Canadian Securities Laws; or (ii) engage in any form of general solicitation or general advertising in connection with the offer and sale of the Offered Units, including but not limited to, causing the offering of the Offered Units to be advertised in any newspaper, magazine, printed public media, printed media or similar medium of general and regular paid circulation, broadcast over radio, television or telecommunications, including electronic display.

(f)	The Company hereby covenants to and in favour of the Underwriter and the Purchasers, and acknowledges that each of them is relying on such covenants, as follows:

(i)

the Company shall allow the Underwriter and its representatives the opportunity to conduct all due diligence which the Underwriter may reasonably require to be conducted prior to the Closing Date in order to: (A) confirm the Public Record is accurate, current and complete in all material respects; and (B) fulfill the Underwriter’s obligations as an underwriter under Canadian Securities Laws or as they determine is advisable to protect their reputation and the investment of Purchasers in the Offering;

(ii)

the Company shall use its reasonable best efforts to fulfil or cause to be fulfilled, at or prior to the Closing Date, each of the conditions set out in Section 5 to the extent the same are in respect of acts to be performed or caused to be performed by it;

(iii)

the Company shall deliver to the Underwriter copies of all correspondence and other written communications received by the Company, on the one hand and any United States or Canadian securities regulatory authority or other Governmental Authority, on the other hand, relating to the offering of the Offered Units and will generally keep the Underwriter apprised of the status of, including all developments relating to, the Offering;

(iv)

the Company shall duly execute and deliver the Subscription Agreements and the certificates representing the Common Shares comprising, in part, the Units, the Common Share Purchase Warrants and the Broker Warrants at the Time of Closing, and comply with and satisfy all terms, conditions and covenants therein contained to be complied with or satisfied by the Company;

(v)

the Company shall ensure that the Securities shall be duly and validly authorized and issued in accordance with the terms thereof and have the attributes corresponding in all material respects to the description thereof set forth in this Agreement and the Subscription Agreements; and

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(vi)

the Company shall ensure that the Common Share Purchase Warrants and Broker Warrants shall be validly created and that, upon the exercise in accordance with the terms thereof, including payment therefor, the Underlying Common Shares shall be duly issued as fully paid and non- assessable securities in the capital of the Company and that at all times prior to the expiry thereof, sufficient Common Shares are allotted and reserved for issuance upon the exercise of the Common Share Purchase Warrants and Broker Warrants.

Section 4       Due Diligence

            During the time prior to the Time of Closing, the Underwriter, their legal counsel, and technical consultants will be provided with timely access to all information required to permit them to conduct a full due diligence investigation of the Company and its business operations, properties, assets, affairs and financial condition. In particular, the Company will make available to the Underwriter, its legal counsel, auditors and technical consultants, on a timely basis, all corporate and operating records, material contracts, reserve reports, technical reports, feasibility studies, financial information, budgets, key officers, and other relevant information necessary in order to complete the due diligence investigation of the Company and its business operations, properties, assets, affairs and financial condition for this purpose (the “Due Diligence Review”). Without limiting the generality of the foregoing, the Company shall make available its senior management, the Company’s Auditors and the authors of the Technical Report to answer any questions which the Underwriter may have and to participate in one or more due diligence sessions, either by way of written or oral responses, or both, to be held prior to the Time of Closing (collectively, the “Due Diligence Session”). All information requested by the Underwriter, its counsel and technical consultants in connection with the due diligence investigations of the Underwriter will be treated as confidential and will only be used in connection with the Offering. The Underwriter will rely on information prepared or supplied by the Company believed by the Underwriter to be reliable and the Underwriter will apply reasonable standards of diligence to such work. However, the Underwriter will be entitled to rely on and assume no obligation to verify the accuracy or completeness of such information and under no circumstances will be liable to the Company or the Company’s securityholders for any damages arising out of the inaccuracy or incompleteness of such information except as required by law.

Section 5       Conditions of Closing

            The Underwriter’s obligations under this Agreement (including the obligation to complete the purchase of the Purchased Units or any of them) and the obligations of the Purchasers under the Subscription Agreements are conditional upon and subject to the accuracy, in all material respects, of the representations and warranties of the Company contained in this Agreement as of the date of this Agreement and as of the Time of Closing, the performance of the Company of its obligations under this Agreement and to the satisfaction of each of the following conditions, subject to the Underwriter’s right to waive some or all of the following conditions:

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(1)

Canadian Legal Opinions. The Underwriter and Underwriter’s counsel receiving favourable legal opinions at the Time of Closing, from (i) Norton Rose Fulbright LLP and Farris, Vaughan, Wills & Murphy LLP, Canadian counsel to the Company, as to matters governed by the laws of those of the Qualifying Jurisdictions in respect of which a distribution of Offered Units to Purchasers under the Offering has occurred and in which Norton Rose Fulbright LLP or Farris, Vaughan, Wills & Murphy LLP, respectively, is qualified to render legal opinions; and (ii) local counsel with respect to matters in the other Qualifying Jurisdictions in respect of which a distribution of Offered Units to Purchasers under the Offering has occurred, which counsel in turn may rely as to matters of fact on certificates of officers, public and exchange officials or of the auditor of the Company, to the effect, or substantially to the effect set forth below:

(a)	the Company having been incorporated and existing under the laws of British Columbia;

(b)

the Company having the corporate capacity and power to own and lease its properties and assets and to conduct its business as now currently conducted, to execute and deliver the Documents and to carry out the transactions contemplated by the Documents;

(c)	as to the authorized and issued share capital of the Company;

(d)	all necessary corporate action having been taken by the Company to authorize the execution and delivery of each of the Documents and the performance of its obligations hereunder and thereunder;

(e)	all necessary corporate action having been taken by the Company to authorize the creation, execution, issuance and delivery of the Securities;

(f)	the Common Shares comprising the Offered Units having been validly issued as fully paid and non-assessable Common Shares of the Company to the holders thereof;

(g)

the Common Share Purchase Warrants comprising the Offered Units having been validly created, authorized and issued by the Company and the certificates representing the Common Share Purchase Warrants having been duly executed and delivered by the Company;

(h)

the Underlying Common Shares having been allotted and reserved for issuance to the holders of the Common Share Purchase Warrants and Broker Warrants and upon the due and proper exercise of the Common Share Purchase Warrants and Broker Warrants in accordance with their respective terms thereof (including payment of the exercise price therefor), the Underlying Common Shares will be validly issued as fully-paid and non-assessable Common Shares of the Company;

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(i)	the Broker Warrants having been validly created, authorized and issued by the Company and the certificate representing the Broker Warrants having been duly executed and delivered by the Company;

(j)

each of the Documents having been duly executed and delivered by the Company and each of the Documents constituting a legal, valid and binding obligation of, and is enforceable against the Company, in accordance with its respective terms (subject to bankruptcy, insolvency or other laws affecting the rights of creditors generally, general equitable principles including the availability of equitable remedies and the qualification that no opinion need be expressed as to rights to indemnity or contribution);

(k)

the execution and delivery by the Company of each of the Documents, the fulfilment of the terms hereunder and thereunder by the Company, including the issue, sale and delivery on the Closing Date of the Common Shares comprising in part the Offered Units, the Common Share Purchase Warrants and the Broker Warrants (and to the extent exercised, the Underlying Common Shares), to the Underwriter or the Purchasers, as the case may be, do not constitute or result in a breach of or a default under, and do not create a state of facts which, after notice or lapse of time or both, will constitute or result in a breach of, and will not conflict with, any of the terms, conditions or provisions of the articles or by-laws of the Company, any applicable law of the Province of British Columbia or any judgment, order, decree, of which counsel is aware of any Governmental Authority;

(l)

the offering, sale and issuance of the Securities to the Purchasers or the Underwriter, as the case may be, are exempt from the prospectus and registration requirements of the Canadian Securities Laws, and no prospectus is required to be filed nor are any other documents required to be filed, proceedings taken, or approvals, permits, consents or authorizations obtained by the Company under the Canadian Securities Laws to permit the offer, issue and sale of the Securities by the Company to the Purchasers and Underwriter, as applicable, in the Qualifying Jurisdictions, except for the filing within 10 days of the Closing of a report in Form 45-106F1 or Form 45- 106F6, as applicable, prepared in accordance with applicable Canadian Securities Laws, with securities regulators in each applicable Qualifying Jurisdiction and together with the requisite filing fees;

(m)

no other documents will be required to be filed, proceedings taken or approval, permits, consents, orders or authorizations of regulatory authorities required to be obtained under Canadian Securities Laws in connection with the first trade in the Securities by a holder resident in the Qualifying Jurisdictions (other than a trade which is otherwise exempt under applicable Canadian Securities Laws) provided that, at the time of such trade:

	(i)	the Company is and has been a reporting issuer in a jurisdiction of Canada for the four months immediately preceding the trade;

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(ii)	at least four months have elapsed from the date of distribution of the Securities;

(iii)	the certificates, if any, representing the Securities carry the legend required by section 2.5(2)3(i) of NI 45-102;

(iv)

if the Securities are entered into a direct registration or other electronic book- entry system, or if the Purchaser did not directly receive a certificate representing such Securities, the Purchaser received written notice containing the legend restriction notation required by section 2.5(2)3(i) of NI 45-102;

(v)	the trade is not a “control distribution” as such term is defined in NI 45-102;

(vi)	no unusual effort is made to prepare the market or to create a demand for the Securities that are the subject of the trade;

(vii)	no extraordinary commission or consideration is paid to a person or company in respect of the trade; and

(viii)	if the selling security holder is an insider or officer of the Company, the selling security holder has no reasonable grounds to believe that the Company is in default of securities legislation;

(n)

the Common Shares comprising the Units and the Underlying Common Shares issuable upon exercise of the Common Share Purchase Warrants and Broker Warrants, respectively, having been conditionally accepted for listing by the TSX, subject to the Company fulfilling all requirements of the TSX; and

(o)	such other matters as the Underwriter’s legal counsel may reasonably request prior to the Time of Closing,

in a form acceptable to counsel to the Underwriter, Stikeman Elliott LLP, acting reasonably;

(2)

U.S. Legal Opinion. If any Offered Units are sold in the United States, the Underwriter shall have received a favourable legal opinion addressed to the Underwriter, in form and substance satisfactory to the Underwriter and their legal counsel, acting reasonably, dated as of the Closing Date, from Troutman Sanders LLP, the Company’s United States securities counsel, which counsel in turn may rely as to matters of fact on the representations and warranties of the Company and the Underwriter in this Agreement and the certificate of the Underwriter and the U.S. Affiliate in the form set forth as Exhibit “A” to Schedule “A” hereto, to the effect that no registration under the U.S. Securities Act is required for the offer and sale of the Offered Units in the United States, provided that such offers and sales are made in accordance with Schedule “A” to this Agreement;

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(3)

Title Opinion. At the Time of Closing, the Underwriter shall have received a favourable legal opinion addressed to the Underwriter, in form and substance satisfactory to the Underwriter and their legal counsel, acting reasonably, dated as of the Closing Date, of counsel satisfactory to the Underwriter, acting reasonably, as to the valid title and legal ownership interest of the Company to the NorthMet Project and the good standing of all Governmental Licenses to own, lease, use, stake or maintain the NorthMet Project (the “NorthMet Project Title Opinion”);

(4)

Material Subsidiary Opinions. At the Time of Closing, the Underwriter and the Underwriter’s counsel shall have received favourable legal opinions addressed to the Underwriter and the Underwriter’s counsel from counsel to the Company, or local counsel, as applicable, in form and substance satisfactory to the Underwriter’s counsel acting reasonably, dated the Closing Date, as to (i) the incorporation and existence of the Material Subsidiary; (ii) the corporate power and authority of the Material Subsidiary to carry on their businesses as presently carried on and contemplated to be carried on and to own their assets and properties; and (iii) as to the registered ownership of the issued and outstanding shares of the Material Subsidiary;

(5)

Officer’s Certificates. The Underwriter having received certificates dated the Closing Date, signed by two senior officers of the Company in form and content satisfactory to the Underwriter, acting reasonably, with respect to:

	(a)	the constating documents of the Company;

(b)

the resolutions of the directors of the Company relevant to the Offering, the allotment, issue (or reservation for issue) and sale of the Securities, and the authorization of the Documents, and the other agreements and transactions contemplated by this Agreement; and

	(c)	the incumbency and signatures of signing officers of the Company;

(6)

Certificates of Status. The Company having delivered to the Underwriter, at the Time of Closing, a certificate of compliance/status (or equivalent) under applicable law for the Company and each of the Material Subsidiary, dated within two days of the Closing Date;

(7)

Lock-Up Agreements. The Company having delivered to the Underwriter, at the Time of Closing, executed agreements of the directors and officers of the Company and their respective associates in favour of the Underwriter as contemplated by Section 7(h);

(8)

Closing Certificates. The Company having delivered to the Underwriter, at the Time of Closing (unless the Time of Closing is concurrent with the signing of this Agreement), a certificate dated the Closing Date, addressed to the Underwriter and signed by two senior officers of the Company (or such other senior officers as acceptable to the Underwriter), certifying for and on behalf of the Company, and not in their personal capacities, after having made due inquiries, with respect to the following matters:

Underwriting Agreement

(a) the Company having complied with all the covenants and satisfied all the terms and conditions of this Agreement on its part to be complied with and satisfied at or prior to the Time of Closing;

(b)

no order, ruling or determination (including any stop order) having the effect of ceasing or suspending trading in any securities of the Company or prohibiting the sale of the Common Shares or any of the Company’s issued securities having been issued and no proceeding for such purpose being pending or, to the knowledge of such officers, threatened by any securities regulatory authority or stock exchange in Canada or the United States;

(c)

there having not occurred (i) a Material Adverse Effect, or any change or development involving a prospective Material Adverse Effect, or the coming into existence of a new material fact, other than as disclosed in the Public Record; and (ii) except as disclosed in the Public Record, no transactions have been entered into by the Company which are or would be material to the Company, other than in the ordinary course of business; and

(d)

the representations and warranties of the Company contained in this Agreement and in any certificates of the Company delivered pursuant to or in connection with this Agreement, being true and correct as at such time of closing, with the same force and effect as if made on and as at such time of closing, after giving effect to the transactions contemplated by this Agreement;

(9)	No Termination. The Underwriter not having exercised any rights of termination set forth in Section 11;

(10)

Adverse Proceedings. At the Time of Closing, no order, ruling or determination having the effect of ceasing or suspending trading in any securities of the Company or prohibiting the sale of the Common Shares or any of the Company’s issued securities being issued and no proceeding for such purpose being pending or, to the knowledge of the Company, threatened in Canada or the United States;

(11)	Covenants. The Company having complied with all of its covenants and obligations required to be satisfied at or prior to the Time of Closing;

(12)

Subscription Agreements. The Subscription Agreements, at the Time of Closing, shall have been executed and delivered by the Company in form and substance satisfactory to the Underwriter and their counsel, acting reasonably; and

(13)

Other Documentation. The Underwriter having received at the Time of Closing, such further certificates, opinions of counsel and other documentation from the Company as may be contemplated herein or as the Underwriter or their counsel may reasonably require, provided, however, that the Underwriter or their counsel shall request any such certificate or document within a reasonable period prior to the Time of Closing that is sufficient for the Company to obtain and deliver such certificate, opinion or document, and in any event, at least two (2) Business Days prior to the Time of Closing.

Underwriting Agreement

Section 6        Representations and Warranties of the Company

(1)

The Company hereby represents and warrants to the Underwriter and the Purchasers, intending that the same may be relied upon by the Underwriter and the Purchasers, (and confirms for greater certainty, that the Purchasers in addition to the Underwriter, shall have the benefit of such representations and warranties as if they had been made directly to the Purchasers under their respective Subscription Agreements) that:

(a)

Good Standing of the Company and the Material Subsidiary. Each of the Company and the Material Subsidiary has been duly incorporated, amalgamated or organized and is validly existing under the laws of the jurisdiction of its incorporation, amalgamation or organization, as the case may be, and is current and up to date with all filings required to be made by it in such jurisdiction, and has all requisite corporate power and authority to carry on its business, as now conducted and as presently proposed to be conducted by it, and to own, lease and operate its properties and assets and to carry out the transactions contemplated by this Agreement including executing and delivering the Documents and carrying out the obligations thereunder; and that the Company and the Material Subsidiary is duly qualified or authorized to transact business and is in good standing (in respect of the filing of annual returns where required or other information filings under applicable corporations information legislation) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business.

(b)

Material Subsidiary. The Company has no material Subsidiaries other than the Material Subsidiary and the Company beneficially owns, directly or indirectly, all of the issued and outstanding shares in the capital of the Material Subsidiary free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands of any kind whatsoever, all of such shares have been duly authorized and validly issued and are outstanding as fully paid and non-assessable shares and no person has any right, agreement or option for the purchase from the Company of any interest in any of such shares or for the issue or allotment of any unissued shares in the capital of the Material Subsidiary or any other security convertible into or exchangeable for any such shares:

(c)

Share Capital of the Company. As of the date hereof, the authorized share capital of the Company consists of an unlimited number of Common Shares. As of the close of business on October 17, 2016, 277,793,706 Common Shares, 6,458,001 Common Share purchase warrants, 18,512,002 options are issued and outstanding and 236,000 restricted share units are issued and outstanding.

Underwriting Agreement

(d)

Listed Securities. The Common Shares are listed on the Exchanges and the Exchanges have or will have prior to the Time of Closing conditionally approved the listing of the Common Shares comprising the Offered Units and Underlying Common Shares.

(e)

Authorization. At the Time of Closing, the Securities will have been duly authorized for issuance and sale to the Purchasers or Underwriter, as the case may be, pursuant to the Documents and when issued and delivered by the Company pursuant to the Documents against payment of the consideration set forth therein, will be validly issued and the Common Shares comprising, in part, the Units and the Underlying Common Shares will be issued as fully paid and non-assessable securities of the Company. The issuance of the Securities is not subject to the pre-emptive rights of any shareholder of the Company (or such rights have been irrevocably waived), and all corporate action required to be taken by the Company for the authorization, issuance, sale and delivery of the Securities have been validly taken at the date hereof.

(f)

Absence of Rights. Other than (i) Glencore pursuant to the Glencore Option and the proposed amendment to the Glencore Purchase Agreement previously disclosed to the Underwriter; and (ii) Burns Enterprises LLC pursuant to an extension agreement dated April 21, 2016, no person has any right, agreement or option, present or future, contingent or absolute, pre-emptive or contractual, or any right capable of becoming a right, agreement or option, for the issue or allotment of any unissued Common Shares or any other agreement or option, for the issue or allotment of any unissued Common Shares or any other security convertible into or exchangeable for any such Common Shares or to require the Company to purchase, redeem or otherwise acquire any of the issued and outstanding Common Shares, except: (A) 18,512,002 Common Shares subject to options granted by the Company pursuant to its stock option plan; (B) warrants to acquire 6,458,001 Common Shares; and (C) 236,000 restricted share units granted by the Company pursuant to its omnibus incentive plan. The Company has fully complied with all requirements of the Glencore Option.

(g)	Public Record/Financial Information. Neither the Public Record nor the Financial Information and the notes thereto contain any misrepresentation and the Financial Information,

(i)

presents fairly, in all material respects, the financial position of the Company and the Material Subsidiary, and the statements of operations, retained earnings, cash flow from operations and changes in financial information of the Company and the Material Subsidiary for the periods specified in such Financial Information;

Underwriting Agreement

(ii)	has been prepared in conformity with International Financial Reporting Standards, applied throughout the periods involved; and

(iii)

does not contain any untrue statement of a material fact or omit to state a material fact required to be stated or that is necessary to make a statement not misleading in light of the circumstances under which it was made, with respect to the period covered by the Financial Information.

(h)

Liabilities. Neither the Company nor the Material Subsidiary, have any liabilities, obligations, indebtedness or commitments, whether accrued, absolute, contingent or otherwise, which are not disclosed or referred to in the Financial Information or referred to or disclosed herein, other than liabilities, obligations, or indebtedness or commitments (i) incurred in the normal course of business, or (ii) which would not reasonably be expected to have a Material Adverse Effect.

(i)

No Default. Neither the Company nor the Material Subsidiary is in default or breach or violation of, and the execution and delivery of, and the entering into and performance of, and compliance with, the terms of the Documents do not and will not:

(i)

result in any breach of, or constitute a default under, and do not and will not create a state of facts which, after notice or lapse of time or both, would result in a breach of or constitute a default under, any term or provision of the constating documents, or resolutions of the Company or the Material Subsidiary, any applicable laws, mortgage, note, contract, agreement (written or oral), instrument, lease or other document to which the Company or the Material Subsidiary is a party or by which any of them is bound, or any judgment, decree, order, statute, rule or regulation applicable to the Company or the Material Subsidiary, which default or breach might reasonably be expected to have a Material Adverse Effect; or

(ii)

create a right for any other party to terminate, accelerate or in any way alter any other rights existing under any indenture, mortgage, note, contract, agreement (written or oral), instrument, lease or other document to which the Company or the Material Subsidiary is a party or by which it is bound which, upon exercise of such right, might reasonably be expected to have a Material Adverse Effect.

(j)

Independent Accountants. The Company’s Auditors who reported on and audited the Financial Information, were independent with respect to the Company within the meaning of the Canadian Institute of Chartered Accountants Handbook.

Underwriting Agreement

(k)	No Reportable Events. There has not been any reportable event (within the meaning of Section 4.11 of National Instrument 51-102 of the Canadian Securities Administrators) with the Company’s Auditors.

(l)

Accounting Controls. The Company and the Material Subsidiary maintains, and will maintain, a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in Canada and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(m)

Material Assets. Each of the Company and the Material Subsidiary is the absolute legal and beneficial owner of, and has good and marketable title to, all of its material assets free of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever other than as disclosed in the Public Record and no other assets or property rights are necessary for the conduct of the business of the Company or the Material Subsidiary, as the case may be, and there are no restrictions on the ability of the Company or the Material Subsidiary, as applicable, to use, transfer or otherwise exploit such assets or property rights, and the Company does not know of any claim or basis for a claim that might or could adversely affect its or the Material Subsidiary rights, as applicable, to use, transfer or otherwise exploit such assets or property rights and none of the Company or the Material Subsidiary has any responsibility or obligation to pay any material commission, royalty, licence, fee or similar payment to any person with respect to the assets or property rights thereof, except as disclosed in the Public Record. Any and all agreements pursuant to which the Company or the Material Subsidiary holds its material assets or is entitled to the use of or acquire ownership of material assets (whether directly or indirectly) are valid and subsisting agreements in full force and effect, enforceable in accordance with their respective terms, and there is currently no material default of any of the provisions of any such agreements nor has any such default been alleged, and the Company, after making due enquiries, is not aware of any disputes with respect thereto and such assets are in good standing under the applicable statutes and regulations of the jurisdictions in which they are situate, and all leases, licences, concessions, and claims pursuant to which the Company or the Material Subsidiary derives its interests (whether legal or beneficial) in such material assets are in good standing and there has been no material default under any such leases, licences, concessions, and claims and all taxes required to be paid with respect to such assets to the date hereof have been paid.

Underwriting Agreement

(n)

Mineral Information. The information set forth in the Public Record relating to the estimates by the Company of the mineral resources have been reviewed and verified by the qualified persons and, in all cases, the resource information has been prepared in accordance with Canadian industry standards set forth in National Instrument 43- 101 – “Standards of Disclosure for Mineral Projects”, and the information upon which the estimates of resources were based, was, at the time of delivery thereof, complete and accurate in all material respects and there have been no material changes to such information since the date of delivery or preparation thereof. The Technical Report is the most recent technical report in relation to the NorthMet Project.

(o)	Title to NorthMet Project.

(i)	The Company or the Material Subsidiary:

(A)

has title to the NorthMet Project, through the mining titles, leases, permits, licenses, claims and concessions identified in the NorthMet Project Title Opinion through mining titles, permits, licences, claims and concessions, as applicable (collectively, the “Mining Rights”) and such Mining Rights are free and clear of Liens except as disclosed in the Public Record or to the Underwriter in writing; and

(B)

there are no conflicting claims that could constitute a material defect in the Company’s or the Material Subsidiary’ title to any of the Mining Rights except as disclosed to the Underwriter in writing.

(ii)

There are no pending or threatened, suits, claims, actions, proceedings or investigations of any nature affecting the NorthMet Project or the Mining Rights except as disclosed to the Underwriter in writing.

(iii)

The Mining Rights are in good standing, are valid and enforceable, are free and clear of any material Liens or charges except as disclosed in the Public Record. No royalty is payable in respect of any of the Mining Rights, except as disclosed in the Public Record or otherwise to the Underwriter in writing. There are no restrictions on the use, transfer or ability to otherwise exploit any such property rights, except as required by applicable laws.

(iv)	The Mining Rights are the only material prospecting or exploration rights owned or held by the Company with respect to the NorthMet Project.

(v)

The Company and the Material Subsidiary have not received notice from any governmental licensing authority of any proposal or intention to withdraw, revoke, amend or terminate any of the Mining Rights.

Underwriting Agreement

(vi)

All material obligations in respect of the Mining Rights have been complied with at all times, and the Company and the Material Subsidiary are currently in compliance with the obligations required of it under the Mining Rights, and no action, claim, demand, dispute or liability in respect of the same is outstanding or threatened.

(p)

Environmental Laws. (a) To the knowledge of the Company, neither of the Company nor the Material Subsidiary is in violation of any federal, provincial, state, local, municipal or foreign statute, law, rule, regulation, ordinance, code, policy or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (b) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and, to the knowledge of the Company, are each in compliance with their requirements, and (c) other than the consent decree between the Minnesota Pollution Control Agency and Cliffs, there are no pending, or to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigation or proceedings relating to any Environmental Laws against the Company or any of its Subsidiaries, which if determined adversely, would reasonably be expected to have a Material Adverse Effect.

(q)

Possession of Licenses and Permits. The Company and the Material Subsidiary possess such permits, certificates, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, provincial, state, local or foreign regulatory agencies or bodies necessary to own, lease, use, stake or maintain the NorthMet Project and to conduct the business now operated by them. The Company and the Material Subsidiary are in material compliance with the terms and conditions of all such Governmental Licenses. All of the Governmental Licenses are valid and in full force and effect. Neither the Company nor the Material Subsidiary have received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses. The Company and the Material Subsidiary are licensed, qualified and registered to carry on business as currently conducted and contemplated to be conducted.

Underwriting Agreement

(r)

Material Contracts. All of the material contracts and agreements of the Company and of the Material Subsidiary not made in the ordinary course of business (or made in the ordinary course of business but required to be disclosed in the Public Record by Canadian Securities Laws) (collectively the “Material Contracts”) have been disclosed in the Public Record. Neither the Company nor the Material Subsidiary has received notification from any party claiming that the Company or the Material Subsidiary is in breach or default under any Material Contract.

(s)

No Material Adverse Effect. Since January 31, 2016, (a) there has been no change in the condition (financial or otherwise), or in the properties, capital, affairs, prospects, operations, assets or liabilities of the Company or the Material Subsidiary, whether or not arising in the ordinary course of business which would reasonably be expected to give rise to a Material Adverse Effect, and (b) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material with respect to the Company, except as disclosed in the Public Record.

(t)

Absence of Proceedings. There is no action, suit, proceeding, or to the knowledge of the Company any inquiry or investigation before or brought by any court or governmental agency, governmental instrumentality or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company or the Material Subsidiary, which is required to be disclosed in the Public Record and which is not so disclosed, or which if determined adversely, would have a Material Adverse Effect, or which if determined adversely would materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder.

(u)

Absence of Defaults and Conflicts. Neither the Company nor the Material Subsidiary is in violation of its articles or by-laws or other constating documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, license or other agreement or instrument to which the Company or the Material Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or the Material Subsidiary is subject (collectively, “Agreements and Instruments”), except where such default, breach or conflict would not reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance of the Documents and the consummation of the transactions contemplated herein and therein (including the authorization, issuance, sale and delivery of the Securities and the use of the proceeds from the sale of the Offered Units as described in the Term Sheet under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder, have been duly authorized by all necessary corporate action, and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any Lien upon any property or assets of the Company, or the Material Subsidiary pursuant to the Agreements and Instruments, nor will such action result in any violation or conflict with the provisions of the articles or by-laws or other constating documents of the Company or the Material Subsidiary or any existing applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, or the Material Subsidiary or any of their assets, properties or operations, except for such violations or conflicts that would not, singly or in the aggregate, have a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or the Material Subsidiary.

Underwriting Agreement

(v)	Outstanding Judgements. There is no outstanding judgement, order, decree, arbitral award or decision of any court, tribunal or governmental agency against the Company or the Material Subsidiary.

(w)

Consents and Approvals. None of the offering, sale and issuance of the Securities, the execution and delivery of this Agreement, the compliance by the Company with the provisions of the Documents or the consummation of the transactions contemplated thereunder including, without limitation, the issue of the Securities for the consideration and upon the terms and conditions as set out herein and in the Subscription Agreements, do or will require the consent, approval, or authorization, order or agreement of, or registration or qualification with, any governmental agency, body or authority, court, stock exchange, securities regulatory authority or other Person, except as may be required under the Applicable Securities Laws and will be obtained by the Closing Date or such later date as the Applicable Securities Laws allow.

(x)

Unlawful Payment. None of the Company nor any of its Subsidiaries, nor to the knowledge of the Company, any of their respective employees or agents, has made any unlawful contribution or other payment to any official of, or candidate for, any federal, state, provincial or foreign office, or failed to disclose fully any contribution, in violation of any law, or made any payment to any foreign, Canadian, United States or provincial or state governmental officer or official, or other Person charged with similar public or quasi-public duties, other than payments required or permitted by applicable laws.

(y)

Brokerage Fees. Other than the Underwriter, there is no Person, firm or corporation acting or, to the knowledge of the Company, purporting to act at the request of the Company, who is entitled to any brokerage or finder’s fees in connection with the Offering contemplated herein.

Underwriting Agreement

(z)

Authorization of Documents. At the Time of Closing, the Documents will have been duly authorized, executed and delivered by the Company and in each case, will be a legal, valid and binding obligation of, and is enforceable against, the Company in accordance with its terms (subject to bankruptcy, insolvency or other laws affecting the rights of creditors generally, the availability of equitable remedies and the qualification that rights to indemnity and waiver of contribution may be contrary to public policy).

(aa)

No Default of Securities Laws. Other than as disclosed to the Underwriter in writing, the Company is not in default of any requirement of Applicable Securities Laws which would reasonably be expected to have a Material Adverse Effect on the Offering or the Company.

(bb)

Disclosure. The information and statements in the Public Record were true and correct in all material respects at the time such documents were filed and contained no untrue statement of a material fact and did not omit to state a material fact that was required to be stated or omit to state a material fact that was necessary to be stated in order for the statement not to be misleading or that was necessary to prevent a statement that was made from being false or misleading in the circumstances in which it was made, the whole as of the respective dates of such information and statements.

(cc)

No Default. Neither the Company nor the Material Subsidiary is in default of any material term, covenant or condition under or in respect of any judgment, order, agreement or instrument to which it is a party or to which it or any of the property or assets (including any royalty or interest therein) thereof are or may be subject, and no event has occurred and is continuing, and no circumstance exists which has not been waived, which constitutes a default in respect of any commitment, agreement, document or other instrument to which the Company or the Material Subsidiary is a party or by which it is otherwise bound entitling any other party thereto to accelerate the maturity of any amount owing thereunder or which could reasonably be expected to have a Material Adverse Effect.

(dd)

Filings. All material filings and fees required to be made and paid by the Company and the Material Subsidiary pursuant to general corporate law applicable to them have been made and paid and such filings were true and accurate as at the respective dates thereof.

(ee)

Interest of Insiders. Other than as disclosed in the Public Record, none of the directors, officers or employees of the Company or the Material Subsidiary, any known holder of more than 10% of any class of shares of the Company, or any known associate or affiliate (as such terms are defined in the Securities Act (Ontario)) of any of the foregoing persons or companies, has had any material interest, direct or indirect, in any material transaction within the previous two years or has any material interest in any proposed material transaction involving the Company which, as the case may be, materially affected, is material to or will materially affect the Company or the Material Subsidiary.

Underwriting Agreement

(ff)

Shareholder Agreements. Neither the Company nor to the knowledge of the Company any of its shareholders is a party to any shareholders agreement, pooling agreement, voting trust or other similar type of arrangements in respect of outstanding securities of the Company, other than as disclosed in the Public Record.

(gg)

Interest in Revenues. No officer, director, employee or any other person not dealing at arm’s length with the Company or the Material Subsidiary, or to the knowledge of the Company, any associate or affiliate of such person, owns, has or is entitled to any royalty, net profits interest, carried interest, licensing fee, or any other encumbrances or claims of any nature whatsoever which are based on the revenues of the Company or the Material Subsidiary.

(hh)

Employees. All material employment agreements, severance agreements and change of control agreements and all employee plans have been disclosed in the Public Record where required by applicable law. The Company and the Material Subsidiary are in material compliance with all laws respecting employment and employment practices, terms and conditions of employment, occupational health and safety, pay equity and wages; there is not currently any labour disruption or conflict involving the Company or the Material Subsidiary. Neither the Company nor the Material Subsidiary is a party to a collective bargaining agreement. To the best of the Company’s knowledge, there are no union organizing efforts being made at the Company or the Material Subsidiary.

(ii)

Indebtedness. The Company and the Material Subsidiary do not have any loans or other material indebtedness outstanding which has been made to any of its shareholders, officers, directors or employees, past or present, or any person not dealing at “arm’s length” (as such term is defined in the Income Tax Act (Canada)) with it.

(jj)

Insurance. The Company and the Material Subsidiary maintain insurance against loss of, or damage to, their assets by all insurable risks on a replacement cost basis in accordance with industry standards, and all of the policies in respect of such insurance coverage are in good standing in all respects and not in default except in each case as could not reasonably be expected to have a Material Adverse Effect.

(kk)

Taxes. All tax returns, reports, elections, remittances and payments of the Company and the Subsidiaries required by applicable law to have been filed or made in any applicable jurisdiction, have been filed or made (as the case may be), and are substantially true, complete and correct and all taxes of the Company and of the Subsidiaries which are due and payable have been paid or accrued in the Financial Information (except in any case in which the failure to file, pay or accrue such taxes would not result in a Material Adverse Effect).

Underwriting Agreement

(ll)

Transfer Agent and Warrant Agent. Computershare Investor Services Inc. at its offices in Toronto, Ontario has been duly appointed as the Transfer Agent and registrar for the Common Shares. Computershare Trust Company of Canada at its offices in Toronto, Ontario has been duly appointed as the warrant agent for the Common Share Purchase Warrants.

(mm)

Status in the U.S. The Company makes the representations, warranties and covenants applicable to it in Schedule “A” hereto and acknowledges that the terms and conditions of the representations, warranties and covenants of the parties contained in Schedule “A” form part of this Agreement.

(nn)

Directors and Officers. None of the directors or officers of the Company are now, or have ever been, subject to an order or ruling of any securities regulatory authority or stock exchange prohibiting such individual from acting as a director or officer of a public company or of a company listed on a particular stock exchange.

(oo)

Exchange Compliance. The Company is, and will at the Time of Closing be, in compliance in all material respects with the by-laws, rules and regulations of the Exchanges and no material change relating to the Company has occurred within the past 12 months that has not been generally disclosed and that in relation thereto the requisite material change report has not been filed under Applicable Securities Laws and no such disclosure has been made on a confidential basis that at the date hereof remains confidential.

(pp)

Reporting Issuer Status. As at the date hereof, the Issuer is a “reporting issuer” in the provinces of British Columbia, Alberta and Ontario within the meaning of the Canadian Securities Laws in such provinces and is not currently in default of any requirement of the Canadian Securities Laws of such jurisdictions and the Company is not included on a list of defaulting reporting issuers maintained by any of the Securities Commissions of such jurisdictions.

(qq)	Purchase and Sales. The Company has not approved, has not entered into any agreement in respect of, and has no knowledge of:

(i)

the purchase of any material property or any interest therein or the sale, transfer or other disposition of any material property or any interest therein currently owned, directly or indirectly, by the Company whether by asset sale, transfer of shares, or otherwise; or

	(ii)	the change of control (by sale or transfer of shares or sale of all or substantially all of the assets of the Company) of the Company.

Underwriting Agreement

(rr)

No Cease Trade Orders. No order by an exchange or securities regulatory authority ceasing or suspending trading in securities of the Company or prohibiting the sale of securities by the Company is issued or outstanding, and no proceedings for this purpose have been instituted during the last five years, or are, to the Company’s knowledge, pending, contemplated or threatened.

Section 7        Additional Covenants of the Company

            In addition to any other covenant of the Company set forth in this Agreement, the Company covenants with the Underwriter and the Purchasers (and confirms, for greater certainty, that the Purchasers, in addition to the Underwriter shall have the benefit of such covenants as if they had been made directly to the Purchasers under their respective Subscription Agreements) that:

(a)

Stock Exchange Listings. The Company will use its reasonable best efforts to obtain, prior to the Closing Date, all necessary acceptances and approvals of the Exchanges with respect to the listing of the Common Shares comprising the Offered Units and the Underlying Common Shares, subject only to the satisfaction by the Company of customary post-closing conditions imposed by the Exchanges in similar circumstances (the “Standard Listing Conditions”);

(b)

Reporting Issuer Status. Except to the extent the Company participates in a merger or business combination transaction which the Company’s board of directors determines is in the best interest of the Company and following which the Company is not a “reporting issuer”, will use its commercially reasonable efforts to maintain its status as a “reporting issuer” (or the equivalent thereof) not in default of the requirements of applicable Canadian Securities Laws to the date which is 24 months following the Closing Date.

(c)

Maintaining Stock Exchange Listings. Except to the extent the Company participates in a merger or business combination transaction which the Company’s board of directors determines is in the best interest of the Company and following which the Company is not listed on the TSX, the Company will use its commercially reasonable efforts to maintain the listing of the Common Shares on the TSX or such other recognized stock exchange or quotation system as the Underwriters may approve, acting reasonably, to the date that is 24 months following the Closing Date so long as the Company meets the minimum listing requirements of the TSX or such other exchange or quotation system.

(d)

Other Filings. The Company will make all necessary filings with and obtain all necessary approvals, consents and acceptances of all applicable regulatory authorities in the Qualifying Provinces required to be made or obtained in order to permit the Company to distribute the Securities on a basis exempt from the registration and prospectus requirements under the Canadian Securities Laws and to permit the holders of the Securities to be able to resell the Common Shares comprising the Offered Units, the Common Share Purchase Warrants and Underlying Common Shares through registered dealers or brokers after the expiry of the four-month hold period relating thereto without the requirement of filing a prospectus or other document, taking any proceeding or obtaining any approval, permit, consent or authorization under the Canadian Securities Laws, subject to the absence of any orders restricting trades in such Securities, no unusual effort being made to prepare the market or to create a demand for the Securities that are subject of the trade, no extraordinary commission or consideration being paid to a person or entity in respect of the trade, and general restrictions applicable to holders thereof who are insiders or officers of the Company or who are “control persons” as contemplated by Canadian Securities Laws;

Underwriting Agreement

(e)

Press Releases. Subject to compliance with applicable law, any press release of the Company relating to the Offering will be provided in advance to Paradigm, and the Company will use its reasonable best efforts to agree to the form and content thereof with Paradigm, prior to the release thereof;

(f)

Use of Proceeds. The Company confirms its intention to use the net proceeds from the purchase and sale of the Offered Units in accordance with the descriptions set forth under the heading “Use of Proceeds” in the Term Sheet, unless otherwise agreed to in writing by the Underwriter;

(g)

Blackout Period. The Company shall not issue any further securities, common shares or warrants, or other securities of the Company convertible into, exchangeable for or exercisable to acquire, common shares or agree to do so, save and except (i) as contemplated by this Agreement, (ii) pursuant to the grant or exercise of options, restricted share units or other share based compensation issued or that may be issued in the future pursuant to existing share based compensation arrangements of the Company, (iii) pursuant to the exercise of options and other convertible securities of the Company outstanding as at the date hereof, (iv) in connection with the bona fide acquisition by the Company of the shares or assets of other corporations or entities, (v) securities issued to Glencore in connection with the Glencore Option and the proposed amendment to the Glencore Purchase Agreement, (vi) securities issued pursuant to the Concurrent Private Placement, and (vii) in restructuring, refinancing or redeeming the Company’s loans from Glencore provided that either (a) the terms upon which those securities are issued are more favourable to the Company than the terms of this Offering or (b) the securities issued in such restructuring or refinancing are offered to all shareholders, including those who acquired shares through this Offering, at any time during the period from the date of this Agreement until 120 days following the Closing Date), without the prior consent of Paradigm, such consent not to be unreasonably withheld, conditioned or delayed; and

Underwriting Agreement

(h)

Lock-Up Agreements. The Company shall have used its commercially reasonable efforts to cause its executive officers and directors to execute an undertaking (in a form satisfactory to Paradigm, acting reasonably) in favour of the Underwriter that such executive officer or director will not, for a period commencing on the Closing Date and ending 120 days following the Closing Date, directly or indirectly, offer, sell, contract to sell, lend, swap, or enter into any other agreement to transfer the economic consequences of, or otherwise dispose of or deal with, or publicly announce any intention to offer, sell, contract to sell, grant or sell any option to purchase, hypothecate, pledge, transfer, assign, purchase any option or contract to sell, lend, swap or enter into any agreement to transfer the economic consequences of, or otherwise dispose of or deal with, whether through the facilities of a stock exchange, by private placement or otherwise, any common shares or other securities of the Company convertible into, exchangeable for or exercisable to acquire, common shares, directly or indirectly, unless (i) they first obtain the prior consent of Paradigm, such consent not to be unreasonably withheld, conditioned or delayed, (ii) there occurs a take-over bid, arrangement or similar transaction involving the acquisition of the Company, or (iii) pursuant to the exercise of options, warrants or other convertible securities.

Section 8       Closing

(1)	Location of Closing. The Offering will be completed at the offices of Norton Rose Fulbright LLP in Toronto, Ontario at the Time of Closing on the Closing Date.

(2)

Certificates. If any of the Common Shares or Common Share Purchase Warrants are not delivered in book-entry form, certificates representing the Common Shares or Common Share Purchase Warrants purchased by the Purchasers, in the names and denominations reasonably requested by the Purchasers and as directed by the Underwriter, shall be certified and delivered by the Transfer Agent to Paradigm on behalf of the Purchasers, subject to delivery by Paradigm to the Company of duly executed Subscription Agreements for acceptance by the Company and, subject to Section 9, the gross proceeds of the Offering less the applicable Expenses and Underwriter’s Commission. The certificate or certificates representing the Common Shares and Common Share Purchase Warrants will contain such legends as required by Canadian Securities Laws and/or U.S. Securities Laws.

Section 9        Payment of the Purchase Price

(1)

Purchase Price. Paradigm will, at the Time of Closing, on behalf of the Underwriter, pay the gross proceeds of the sale of the Offered Units (the “Purchase Price”), to the Company by electronic funds or wire transfer or other similar payment mechanism payable to the order of the Company in United States funds, less the amount of the Underwriter’s Commission, and (iii) subject to and in accordance with Section 9(2).

(2)

Payment. The Company will, at the Time of Closing, (i) make payment in full of the amounts as are due pursuant to Section 13 (the “Expenses”) which shall be made by the Company directing Paradigm to withhold the Expenses from the payment of the Purchase Price to the Company; and (ii) deliver to the Underwriter certificates representing the Broker Warrants.

Underwriting Agreement

Section 10      Compensation of the Underwriter

(1)

Underwriter’s Commission. In consideration of the services to be rendered by the Underwriter in connection with the Offering the Company shall pay to the Underwriter at the Time of Closing, a cash fee equal to 6.0% of the gross proceeds of the sale of Offered Units but excluding the Company Units and the Units sold to Glencore, for which the Company shall not pay any such cash fee to the Underwriter; (the “Underwriter’s Commission”).

(2)

Broker Warrants. As additional compensation for the services to be rendered by the Underwriter in connection with the Offering, the Company shall issue to the Underwriter at the Time of Closing compensation warrants (the “Broker Warrants”) entitling the Underwriter to subscribe for such number of Common Shares as is equal to 3.0% of the total number of Offered Units sold pursuant to the Offering but excluding the Company Units and the Units sold to Glencore, for which the Company shall not issue any such Broker Warrants to the Underwriter. Each Broker Warrant shall be exercisable to acquire one Common Share at an exercise price equal to the greater of (i) US$0.75, and the lowest price permitted by the TSX, at any time for a period beginning on the date that is six months following the Closing Date and expiring at 5:00 p.m. (Toronto time) on the date that is 60 months following the Closing Date. The Company shall execute and deliver to the Underwriter at the Time of Closing a certificate evidencing the Broker Warrants (the “Broker Warrant Certificates”) to which the Underwriter is entitled in a form to be agreed upon by the Underwriter and the Company, acting reasonably. The Underwriter acknowledges and agrees that the Broker Warrants shall not be exercisable by or on behalf of a person in the United States or a U.S. Person and that the Broker Warrants and the Underlying Common Shares have not been and will not be registered under the U.S. Securities Act or under any state securities laws. Further, the Underwriter represents and warrants that (A) it is acquiring the Broker Warrants and Underlying Common Shares as principal for its own account and not for the benefit of any other person, (B) the Broker Warrants were not offered to the Underwriter in the United States, (C) the Underwriter is not U.S. Person, (D) the Underwriter is not acting for the account or benefit of a person in the United States or a U.S. Person and (E) the Underwriter did not execute or deliver this Agreement in the United States. The Underwriter agrees that it will not engage in any Directed Selling Efforts (as defined in Schedule “A”) with respect to any Underlying Common Shares, either in connection with the offering of the Offered Units and Marketed Units or during the Distribution Compliance Period (as defined in Schedule “A” hereto), and will not offer or sell any Broker Warrants or Underlying Common Shares in the United States unless in compliance with an exemption or an exclusion from the registration requirements of the U.S. Securities Act and any applicable state securities laws.

Underwriting Agreement

Section 11     Termination Rights

(1)

All terms and conditions set out in this Agreement shall be construed as conditions and any breach or failure by the Company to comply with any such conditions in any material respect in favour of the Underwriter shall entitle the Underwriter to terminate their obligation to purchase the Offered Units or offer the Marketed Units to Purchasers by written notice to that effect given to the Company prior to the Time of Closing on the Closing Date. The Company shall use its best efforts to cause all conditions in this Agreement to be satisfied. It is understood that the Underwriter may waive in whole or in part, or extend the time for compliance with, any of such terms and conditions without prejudice to their rights in respect of any subsequent breach or non-compliance, provided that to be binding on the Underwriter, any such waiver or extension must be in writing.

(2)

In addition to any other remedies which may be available to the Underwriter in respect of any default, act or failure to act, or non-compliance with the terms of this Agreement by the Company, the Underwriter shall be entitled, at their option, to terminate and cancel, without any liability on the part of the Underwriter, their obligations under this Agreement to purchase the Offered Units or offer the Marketed Units to Purchasers by giving written notice to the Company at any time at or prior to the Time of Closing on the Closing Date if:

(a)

there is, in the sole opinion of the Underwriter, a material change or a change in any material fact or new material fact with respect to the Company or the Material Subsidiary or their respective businesses shall arise which would be reasonably expected to have a significant adverse effect on the market price or value of the securities of the Company;

(b)

any order to cease or suspend trading in any securities of the Company, or prohibiting or restricting the distribution of any of the Securities, or proceedings are made or threatened for the making of any such order, by any securities commission or similar regulatory authority, or by any other competent authority, and has not been rescinded, revoked or withdrawn;

(c)

there should be (i) any inquiry, action, suit, investigation or other proceeding (whether formal or informal) is commenced, announced or threatened or any order made by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality including, without limitation, the Exchanges or any securities regulatory authority or any law or regulation is enacted or changed which in the sole opinion of the Underwriter (or any of them), acting reasonably, could operate to prevent or materially restrict the trading of the Common Shares or materially and adversely affects or will materially and adversely affect the market price or value of the Common Shares; or (ii) if there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence or any law or regulation which in the sole opinion of the Underwriter seriously adversely affects, or involves, or will, or could reasonably be expected to, seriously adversely affect, or involve, the financial markets or the business, operations or affairs of the Company and its Subsidiaries taken as a whole; or

Underwriting Agreement

(d)

if the Company is in material breach of any term, condition or covenant of this Agreement, or any representation or warranty given by the Company in this Agreement becomes or is materially false and such breach continues for a period of ten days following receipt of notice thereof from the Underwriter;

(e)

any inquiry, action, suit, proceeding or investigation (whether formal or informal) is commenced, announced or threatened in relation to the Company or anyone of the officers or directors of the Company or any of its principal shareholders where wrongdoing is alleged.

(3)

If the obligations of the Underwriter are terminated under this Agreement pursuant to these termination rights, the liability of the Company to the Underwriter shall be limited to the obligations under Sections 12 and 13.

Section 12     Indemnity and Contribution

(1)

The Company (the “Indemnitor”) hereby agrees to indemnify and hold the Underwriter and its affiliates and each of the partners, directors, officers, shareholders, employees and agents of the Underwriter (hereinafter referred to as the “Personnel”) (individually, an “Indemnified Party” and collectively, the “Indemnified Parties”) harmless from and against any and all expenses, losses (other than loss of profits), claims, actions, damages or liabilities, whether joint or several (including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings or claims), and the reasonable fees and expenses of their counsel that may be incurred in advising with respect to and/or defending any claim that may be made against the Underwriter and/or the Personnel to which the Underwriter and/or the Personnel may become subject or otherwise involved in any capacity under any statute or common law or otherwise insofar as such expenses, losses, claims, damages, liabilities or actions arise out of or are based, directly or indirectly, upon the performance of professional services rendered to the Indemnitor by the Underwriter and the Personnel hereunder or otherwise in connection with the matters referred to in this Agreement; provided that this indemnity shall not apply to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable shall determine that:

(i)

the Underwriter or its Personnel has been grossly negligent, has committed any fraudulent act, or is guilty of wilful misconduct in the course of such performance or has breached any provision of this Agreement; and

(ii)

the expenses, losses, claims, damages or liabilities, as to which indemnification is claimed, were directly caused by the gross negligence, fraud, wilful misconduct or breach of this Agreement referred to in Section 12(1)(i) above.

Underwriting Agreement

(2)

If for any reason (other than the occurrence of any of the events itemized in subsection (i) and (ii) above), the foregoing indemnification is unavailable to the Underwriter or insufficient to hold it harmless, then the Indemnitor and the Underwriter shall contribute to the aggregate of such expense, loss, claim, damage or liability (except loss of profit or consequential damage) such that the Underwriter shall be responsible for that portion represented by the percentage that the Underwriter’s Commission bears to the gross proceeds realized by the sale of the Offered Units and the Indemnitor shall be responsible for the balance, provided that, in no event shall the Underwriter be responsible for any amount in excess of the amount of the Underwriter’s Commission actually received by it. In the event that the Indemnitor may be entitled to contribution from the Underwriter under the provisions of any statute or law, the Indemnitor shall be limited to contribution in any amount not exceeding the lesser of the portion of the amount of expenses, losses, claims, damages and liabilities giving rise to such contribution for which the Underwriter is responsible and the amount of the Underwriter’s Commission received by the Underwriter. There shall be excluded from such indemnification by the Indemnitor any such expenses, losses, claims, damages and liabilities that arise primarily out of or are based primarily upon any action or failure to act by the Underwriter that is found in a final judgment that has become non-appealable (or a settlement tantamount thereto) to constitute bad faith, wilful misconduct or gross negligence on the part of the Underwriter.

Notwithstanding the foregoing, a party guilty of a fraudulent act shall not be entitled to contribution from the other party. Any party entitled to contribution will, promptly after receiving notice of commencement of any claim, action, suit or proceeding against the other party under this provision, notify such party from whom contribution may be sought. In no case shall such party, from whom contribution may be sought, be liable under this Agreement unless such notice has been provided, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have otherwise than under this provision. The right of contribution provided herein shall be in addition and not in derogation of any other right to contribution which the Underwriter may have by statute or otherwise by law.

The Indemnitor agrees that in case any legal proceeding shall be brought against the Indemnitor and/or the Underwriter and/or the Personnel by any governmental commission or regulatory authority or any stock exchange or other entity having regulatory authority, either domestic or foreign, to investigate the Indemnitor and/or the Underwriter and any Personnel shall be required to testify in connection therewith or shall be required to respond to procedures designed to discover information regarding, in connection with, or by reason of the performance of services rendered to the Indemnitor by the Underwriter and/or the Personnel, the Underwriter shall have the right to employ its own counsel in connection therewith, (provided that the Underwriter and its Personnel shall be required collectively to utilize only one legal counsel at the Indemnitor’s expense unless a material conflict shall exist between them) and the reasonable fees and expenses of such counsel as well as the reasonable costs (including an amount to reimburse the Underwriter for time spent by its Personnel in connection therewith at a reasonable per diem rate, as well as all out-of-pocket expenses) incurred by such Personnel in connection therewith shall be paid by the Indemnitor as they occur.

Underwriting Agreement

(3)

Promptly after receipt of notice of the commencement of any legal proceeding against the Underwriter or any of its Personnel or after receipt of notice of the commencement of any investigation which is based, directly or indirectly, upon any matter in respect of which indemnification may be sought from the Indemnitor, the Underwriter will notify the Indemnitor in writing of the commencement thereof and, throughout the course thereof, will provide copies of all relevant documentation to the Indemnitor, will keep the Indemnitor advised of the progress thereof and will discuss with the Indemnitor all significant actions proposed.

(4)

The Company shall be entitled, at its own expense, to participate in and, to the extent it may wish to do so, assume the defence thereof, provided such defence is conducted by experienced and competent counsel. Upon the Company notifying the Indemnified Party in writing of its election to assume the defence and retaining counsel, the Company shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by them in connection with such defence. If such defence is assumed by the Company, the Company throughout the course thereof will provide copies of all relevant documentation to the Indemnified Party, will keep the Indemnified Party advised of the progress thereof and will discuss with the Indemnified Party all significant actions proposed.

(5)

Notwithstanding the foregoing paragraph, the Indemnified Party shall have the right, at the Company’s expense, to employ counsel of the Indemnified Party’s choice, in respect of the defence of any action, suit, proceeding, claim or investigation if: (i) the employment of such counsel has been authorized in writing by the Company; or (ii) the Company has not assumed the defence and employed counsel therefor within a reasonable time after receiving notice of such action, suit, proceeding, claim or investigation; or (iii) counsel retained by the Company or the Indemnified Party has advised the Indemnified Party that representation of both parties by the same counsel would be inappropriate for any reason, including without limitation because there may be legal defences available to the Indemnified Party which are different from or in addition to those available to the Company (in which event and to that extent, the Company shall not have the right to assume or direct the defence on the Indemnified Party’s behalf) or that there is a conflict of interest between the Company and the Indemnified Party or the subject matter of the action, suit, proceeding, claim or investigation may not fall within the indemnity set forth herein (in either of which events the Company shall not have the right to assume or direct the defence on the Indemnified Party’s behalf).

(6)

The indemnity and contribution obligations of the Indemnitor shall be in addition to any liability which the Indemnitor may otherwise have, shall extend upon the same terms and conditions to the Personnel of the Underwriter and shall be binding upon and enure to the benefit of any successors, assigns, heirs and personal representatives of the Indemnitor, the Underwriter and any of the Personnel of the Underwriter. The foregoing provisions shall survive the completion of services rendered under this Agreement or any termination of the authorization given by this Agreement.

Underwriting Agreement

Section 13     Expenses

            The Company will pay all reasonable fees and expenses in connection with the Offering, whether completed or not, including, without limitation: (i) all reasonable expenses of or incidental to the creation, issue, sale or distribution of the Securities; (ii) the reasonable fees and expenses of the Company's legal counsel; (iii) the reasonable fees and expenses of the Underwriter’s legal counsel, (up to a maximum in the case of the Underwriters’ Canadian counsel of Cdn.$80,000 exclusive of taxes and disbursements); (iv) all reasonable fees and expenses incurred by the Underwriter on its behalf; and (v) all reasonable costs incurred in connection with the preparation of documentation relating to the Offering.

Section 14     Governing Law

            This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

Section 15      Survival of Warranties, Representations, Covenants and Agreements

            Except as expressly provided for in this Agreement, all warranties, representations, covenants and agreements of the Company herein contained, or contained in, documents submitted or required to be submitted pursuant to this Agreement, shall survive the purchase by the Underwriter and the Purchasers of the Offered Units and shall continue in full force and effect for the benefit of the Underwriter and the Purchasers, regardless of the closing of the sale of the Offered Units and regardless of any investigation which may be carried on by the Underwriter, or on their behalf, shall survive and continue in full force and effect, indefinitely, subject only to the limitation requirements of applicable law.

Section 16     Notices

          All notices or other communications by the terms hereof required or permitted to be given by one party to another shall be given in writing by personal delivery or by facsimile delivered or facsimile to such other party as follows:

(a)	to the Company at:

PolyMet Mining Corp.
First Canadian Place
100 King Street West
Suite 5700
Toronto, ON M5X 1C7

Underwriting Agreement

Attention:      Douglas Newby, Chief Financial Officer
Email:              dnewby@polymetmining.com
Facsimile No.: (416) 915-4189

with a copy to:

Poly Met Mining, Inc.
444 Cedar Street, Suite 2060
St. Paul, MN 55101

Attention:      Douglas Newby, Chief Financial Officer
Email:              dnewby@polymetmining.com
Facsimile No.: (651) 846-5849

with a copy (for informational purposes only and not constituting notice) to:

Norton Rose Fulbright Canada LLP
Suite 3800, Royal Bank Plaza
South Tower, 200 Bay Street
P.O. Box 84
Toronto ON M5J 2Z4

Attention:        Robert Mason
Email:                robert.mason@nortonrosefulbright.com

Facsimile No.: (416) 216-3930

(b)	to the Underwriter at:

Paradigm Capital Inc.
95 Wellington Street West Suite 2101, P.O. Box 55 Toronto ON M5J 2N7

Attention:      Bruno Kaiser, Partner, Investment Banking, Metals & Mining
Email:              bkaiser@paradigmcap.com

with a copy to (for informational purposes only and not constituting notice) to:

Stikeman Elliott LLP
5300 Commerce Court West
199 Bay Street
Toronto, Ontario
M5L 1B9

Attention:      Maurice Swan
Email:              mswan@stikeman.com
Facsimile No.: (416) 947-0866

Underwriting Agreement

or at such other address or facsimile number as may be given by either of them to the other in writing from time to time and such notices or other communications shall be deemed to have been received when delivered or, if facsimile, on the next Business Day after such notice or other communication has been sent (with receipt confirmed).

Section 17      Counterpart Signature

            This Agreement may be executed in one or more counterparts (including counterparts by facsimile), which together shall constitute an original copy hereof as of the date first noted above.

Section 18      Time of the Essence

            Time shall be of the essence in this Agreement.

Section 19      Severability

            If any provision of this Agreement is determined to be void or unenforceable, in whole or in part, such void or unenforceable provision shall not affect or impair the validity of any other provision of this Agreement and shall be severable from this Agreement.

Section 20      Entire Agreement

            This Agreement constitutes the entire agreement between the Underwriter and the Company relating to the subject matter hereof and supersedes all prior agreements between the Underwriter and the Company.

Section 21      General

            The parties have expressly required this Agreement and all other documents required or permitted to be given or entered into pursuant hereto to be drawn up in the English language only. Les parties ont expressément demandé que la présente convention ainsi que tout autre document à être ou pouvant être donné ou conclu en vertu des dispositions des présentes, soient rédigés en langue anglaise seulement.

[The remainder of this page is intentionally blank.]

Underwriting Agreement

            If this Agreement accurately reflects the terms of the transaction which we are to enter into and if such terms are agreed to by the Company, please communicate your acceptance by executing where indicated below and returning by facsimile one copy and returning by courier an originally executed copy to Paradigm.

Yours very truly,

PARADIGM CAPITAL INC.

By:	/s/ Bruno Kaiser
Name: Bruno Kaiser
Title: Partner, Investment Banking,
Metals and Mining

Underwriting Agreement

The foregoing accurately reflects the terms of the transaction that we are to enter into and such terms are agreed to.

            ACCEPTED at Toronto, Ontario as of this 18th day of October, 2016.

POLYMET MINING CORP.

/s/ Douglas Newby
Name: Douglas Newby
Title: Chief Financial Officer

Underwriting Agreement

SCHEDULE “A“
COMPLIANCE WITH UNITED STATES SECURITIES LAWS

            As used in this Schedule “A”, capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Underwriting Agreement to which this Schedule is annexed and the following terms shall have the meanings indicated:

(a)

“Directed Selling Efforts” means “directed selling efforts” as that term is defined in Rule 902(c) of Regulation S. Without limiting the foregoing, but for greater clarity in this Schedule, it means, subject to the exclusions from the definition of directed selling efforts contained in Regulation S, any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Securities and includes the placement of any advertisement in a publication with a general circulation in the United States that refers to the offering of the Securities;

(b)

“Distribution Compliance Period” means the 40-day period that begins on the later of (i) the date the Securities are first offered to persons other than Distributors in reliance on Regulation S; or (ii) the Closing Date; provided that, all offers and sales by a Distributor of an unsold allotment or subscription of Securities shall be deemed to have been made during the Distribution Compliance Period;

(c)	“Distributor” means any underwriter, dealer, or other person who participates, pursuant to a contractual arrangement, in the distribution of the Securities offered or sold in reliance on Regulation S;

(d)	“FINRA” means the Financial Industry Regulatory Authority, Inc.;

(e)

“General Solicitation” and “General Advertising” mean “general solicitation” and “general advertising”, respectively, as used in Rule 502(c) of Regulation D, including, without limitation, advertisements, articles, notices or other communications published in any newspaper, magazine, the internet or similar media or broadcast over radio, television, or the internet or any seminar or meeting whose attendees had been invited by general solicitation or general advertising;

(f)

“Offered Brokered Securities” means the Purchased Units and the Marketed Units, the Common Shares and the Common Share Purchase Warrants comprising the Purchased Units and the Marketed Units, and the Underlying Common Shares issuable upon exercise of the foregoing Common Share Purchase Warrants, collectively or individually, as the context requires;

(g)

“Offered Non-Brokered Securities” means the Company Units, the Common Shares and the Common Share Purchase Warrants comprising the Company Units, and the Underlying Common Shares issuable upon exercise of the foregoing Common Share Purchase Warrants, collectively or individually, as the context requires;

Schedule A-1

(h)	“Offshore Transaction” means an offshore transaction as that term is defined in Regulation S;

(i)	“Regulation D” means Regulation D adopted by the SEC under the U.S. Securities Act;

(j)	“Regulation S” means Regulation S adopted by the SEC under the U.S. Securities Act; and

(k)	“Substantial U.S. Market Interest” means “substantial U.S. market interest” as that term is defined in Rule 902(j) of Regulation S.

Representations, Warranties and Covenants of the Underwriters

            The Underwriter acknowledges that the Securities have not been and will not be registered under the U.S. Securities Act or any securities laws of any state of the United States and that the Securities may be offered and sold only in transactions exempt from or not subject to the registration requirements of the U.S. Securities Act and applicable securities laws of any state of the United States.

            The Underwriter represents, warrants and covenants to and with the Company that:

1.

It has not offered and sold, and will not offer and sell, any Offered Brokered Securities forming part of its allotment or otherwise except (a) in an Offshore Transaction in accordance with Rule 903 of Regulation S or (b) as provided in paragraphs 2 through 14 below. Accordingly, neither the Underwriter nor any of its affiliates (including, without limitation, its U.S. Affiliate), nor any Person acting on any of their behalf, has made or will make (except as permitted in paragraphs 2 through 14 below) (a) any offer to sell, or any solicitation of an offer to buy, any Offered Brokered Securities to or for the account or benefit of, any Person in the United States or any U.S. Person, (b) any sale of Offered Brokered Securities to any purchaser unless, at the time the buy order was or will have been originated, the purchaser was outside the United States, was not a U.S. Person, and was not purchasing for the account or benefit of a Person in the United States or a U.S. Person, or the Underwriter, affiliate (including, without limitation, its U.S. Affiliate) or Person acting on any of their behalf reasonably believed that such purchaser was outside the United States, was not a U.S. Person, and was not purchasing for the account or benefit of a Person in the United States or a U.S. Person and (c) any Directed Selling Efforts either while the Offered Brokered Securities are being offered for sale or during the Distribution Compliance Period.

2.

It will not offer or sell any Offered Brokered Securities prior to the expiration of the Distribution Compliance Period (whether or not part of its unsold allotment), except in accordance with the provisions of Rule 903 or Rule 904 of Regulation S, as applicable, or pursuant to an available exemption from the registration requirements of the U.S. Securities Act.

Schedule A-2

3.

It agrees that, at or prior to confirmation of the sale of the Offered Brokered Securities, it will have sent to each Distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Offered Brokered Securities from it during the Distribution Compliance Period a confirmation or notice to substantially the following effect:

“The securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S under the U.S. Securities Act, pursuant to registration under the U.S. Securities Act or pursuant to an available exemption from the registration requirements of the U.S. Securities Act. Terms used herein have the meanings given to them in Regulation S under the U.S. Securities Act.”

In addition, prior to the expiration of the Distribution Compliance Period, all subsequent offers and sales of the Offered Brokered Securities by the Underwriter or its affiliates (including, without limitation, its U.S. Affiliate) shall be made only in accordance with the provisions of Rule 903 or 904 of Regulation S; pursuant to a registration of the Offered Brokered Securities under the U.S. Securities Act; or pursuant to an available exemption from the registration requirements of the U.S. Securities Act.

The Underwriter agrees to obtain substantially identical undertakings from each member of any banking and selling group formed in connection with the distribution of the Offered Brokered Securities contemplated hereby and to comply with the offering restriction requirements of Regulation S.

4.

It has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Brokered Securities, except with its affiliates (including, without limitation, its U.S. Affiliate), any selling group members or with the prior written consent of the Company. It shall require each affiliate (including, without limitation, its U.S. Affiliate) and selling group member to agree, for the benefit of the Company, to comply with, and shall use its best efforts to ensure that each affiliate (including, without limitation, its U.S. Affiliate) and each selling group member complies with, the same provisions of this Schedule as apply to the Underwriter as if such provisions applied to such affiliate (including, without limitation, its U.S. Affiliate) and selling group member.

5.

All offers and sales of Offered Brokered Securities to, or for the account or benefit of, Persons in the United States or U.S. Persons shall be made through the U.S. Affiliate in compliance with all applicable U.S. federal and state broker-dealer requirements, as applicable [(or otherwise pursuant to Rule 15a-6 under the U.S. Exchange Act)]. The U.S. Affiliate (to the extent involved in making offers or sales to, or for the account or benefit of, Persons in the United States or U.S. Persons) has been and will be, on the date of each such offer or sale of Offered Brokered Securities to, or for the account or benefit of, Persons in the United States or U.S. Persons, duly registered as a broker dealer pursuant to Section 15(b) of the U.S. Exchange Act and under the laws of each state where such offers and sales are made (unless exempted from such state’s registration requirements) and is a member in good standing with FINRA. Offers and sales of Offered Brokered Securities by the Underwriter (through its U.S. Affiliate) to, or for the account or benefit of, Persons in the United States or U.S. Persons have not been and shall not be made by any form of General Solicitation or General Advertising or in any manner involving a public offering within the meaning of Section 4(a)(2) of the U.S. Securities Act.

Schedule A-3

6.

The Underwriter, through the U.S. Affiliate, may offer Offered Brokered Securities to, or for the account or benefit of, Persons in the United States and U.S. Persons that are Accredited Investors, as substituted purchasers who will purchase the Offered Brokered Securities directly from the Company, pursuant to the exemption from the registration requirements of the U.S. Securities Act provided by Rule 506(b) of Regulation D, and in compliance with applicable securities laws of any state of the United States.

7.

All purchasers of the Offered Brokered Securities to which the Underwriter (through its U.S. Affiliate) has made an offer, or offer and sale, as applicable, that are, or are acting for the account or benefit of, Persons in the United States or U.S. Persons, shall be informed that the Offered Brokered Securities have not been and will not be registered under the U.S. Securities Act or any applicable securities laws of any state of the United States and are being offered and sold to such purchasers in reliance upon an exemption from the registration requirements of the U.S. Securities Act and applicable securities laws of any state of the United States.

8.

At closing, the Underwriter will either (a) together with its U.S. Affiliate offering Offered Brokered Securities to, or for the account or benefit of, Persons in the United States or U.S. Persons provide a certificate, substantially in the form of Exhibit “A” to this Schedule, relating to the manner of the offer and sale of the Offered Brokered Securities to, or for the account or benefit of, Persons in the United States or U.S. Persons, or (b) be deemed to have represented and warranted to the Company, as of the Time of Closing, that it did not and will not offer or sell any of the Offered Brokered Securities to, or for the account or benefit of, Persons in the United States or U.S. Persons.

9.

Prior to the Time of Closing, it will provide the Company and its transfer agent with a list of all purchasers of the Offered Brokered Securities that are, or that are acting for the account or benefit of, Persons in the United States or U.S. Persons.

10.

The Underwriter has caused or will cause each purchaser that is, or is acting for the account or benefit of, a Person in the United States or a U.S. Person that is purchasing Units or Offered Brokered Securities through its U.S. Affiliate to sign and deliver a Subscription Agreement, including all applicable schedules thereto.

Schedule A-4

11.

None of the Underwriter, its affiliates (including, without limitation, its U.S. Affiliate) or any Person acting on behalf of any of them has violated or will violate Regulation M under the U.S. Exchange Act in connection with offers and sales of the Offered Brokered Securities.

12.

As of the Closing Date, with respect to Offered Brokered Securities offered and sold hereunder in reliance on Rule 506(b) of Regulation D (the “Brokered Regulation D Securities”), (i) the Underwriter or its U.S. Affiliate, (ii) the Underwriter’s or its U.S. Affiliate’s general partners or managing members, (iii) any of the Underwriter’s or its U.S. Affiliate’s directors, executive officers or other officers participating in the offering of the Regulation D Securities, (iv) any of the Underwriter’s or its U.S. Affiliate’s general partners’ or managing members’ directors, executive officers or other officers participating in the offering of the Regulation D Securities or (v) any other person associated with any of the above persons that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with sale of Regulation D Securities (each, a “Dealer Covered Person” and, collectively, the “Dealer Covered Persons”), is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1) under Regulation D (a “Disqualification Event”).

13.

As of the Closing Date, the Underwriter represents that it is not aware of any person (other than any Dealer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Brokered Regulation D Securities.

14.	The Underwriter has not offered or sold and will not offer or sell any of the Offered Non- Brokered Securities.

Representations, Warranties and Covenants of the Company

            The Company represents, warrants and covenants to and with the Underwriter that:

15.

(a) The Company is and at the Closing Date will be a “foreign issuer”, within the meaning of Rule 902(e) of Regulation S, and a “reporting issuer” within the meaning of Rule 902(i) of Regulation S, and reasonably believes that there is Substantial U.S. Market Interest in the common shares of the Company; (b) the Company is not now, and as a result of the sale of Securities contemplated hereby will not be, required to register as an “investment company” as defined in the United States Investment Company Act of 1940, as amended; and (c) none of the Company, any of its affiliates, or any Person acting on any of their behalf (other than the Underwriter, its affiliates (including, without limitation, its U.S. Affiliate) and any Person acting on any of their behalf, as to which no representation, warranty or covenant is made) has made or will make any Directed Selling Efforts either while the Securities are being offered for sale or during the Distribution Compliance Period, or has engaged or will engage in any form of General Solicitation or General Advertising or a public offering within the meaning of Section 4(a)(2) of the U.S. Securities Act in connection with the offer or sale of the Securities to, or for the account or benefit of, Persons in the United States or U.S. Persons.

Schedule A-5

16.

Any offering material or document (other than press releases) prepared or distributed by or on behalf of the Company and used in connection with offers and sales of the Offered Brokered Securities and the Offered Non-Brokered Securities prior to the expiration of the Distribution Compliance Period includes, or will include, statements to the effect that the securities have not been registered under the U.S. Securities Act and may not be offered or sold to, or for the account or benefit of, Person in the United States or U.S. Persons unless an exemption from the registration requirements of the U.S. Securities Act is available. Such statements have appeared, or will appear, (i) on the cover or inside cover page of any prospectus or offering circular used in connection with the offer or sale of the Offered Brokered Securities and the Offered Non-Brokered Securities; (ii) in the plan of distribution or underwriting section of any prospectus or offering circular used in connection with the offer or sale of the Offered Brokered Securities and the Offered Non-Brokered Securities; and (iii) in any advertisement made or issued by the Company, its affiliates or anyone acting on any of their behalf.

17.

Neither the Company nor any of its affiliates, nor any Person acting on any of their behalf (other than the Underwriter, its affiliates (including, without limitation, its U.S. Affiliate) and any Person acting on any of their behalf, as to which no representation, warranty or covenant is made), has made or will make: (A) any offer to sell, or any solicitation of an offer to buy, any Securities to, or for the account or benefit of, Persons in the United States or U.S. Persons; or (B) any sale of Securities unless, at the time the buy order was or will have been originated, the purchaser is outside the United States, is not a U.S. Person and is not purchasing for the account or benefit of a Person in the United States or a U.S. Person, or the Company, its affiliates, and any Person acting on any of their behalf (other than the Underwriter, its affiliates (including, without limitation, its U.S. Affiliate) and any Person acting on any of their behalf, as to which no representation, warranty or covenant is made) reasonably believe that the purchaser is outside the United States, is not a U.S. Person and is not purchasing for the account or benefit of a Person in the United States or a U.S. Person.

18.

Except with respect to the offer and sale of the Securities contemplated hereby, the Company has not, for a period beginning six months prior to the date of the commencement of the offering of the Offered Brokered Securities and the Offered Non-Brokered Securities sold, offered for sale or solicited any offer to buy any of its securities to, or for the account or benefit of, Persons in the United States or U.S. Persons in a manner that would be integrated with the offer and sale of the Offered Brokered Securities and the Offered Non-Brokered Securities and would cause the exemption from registration under the U.S. Securities Act afforded by Rule 506(b) of Regulation D to become unavailable with respect to the offer and sale of the Offered Brokered Securities and the Offered Non-Brokered Securities to, or for the account or benefit of, Persons in the United States or U.S. Persons.

Schedule A-6

19.

None of the Company, its affiliates, or any person acting on any of their behalf (other than the Underwriter, its affiliates (including, without limitation, its U.S. Affiliate) and any Person acting on any of their behalf, as to which no representation, warranty, covenant or agreement is made) has taken or will take any action which would cause the exclusion from registration afforded by Rule 903 of Regulation S or the exemption from registration afforded by Rule 506(b) of Regulation D to be unavailable for the offer and sale of the Offered Brokered Securities and the Offered Non-Brokered Securities.

20.

Neither the Company nor any of its predecessors or affiliates has been subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently enjoining such person for failure to comply with Rule 503 of Regulation D.

21.

The Company will, within prescribed time periods, prepare and file any forms or notices required under the U.S. Securities Act or applicable blue sky laws in connection with the offer and sale of the Securities.

22.

None of the Company, its affiliates or any Person acting on behalf of any of them (other than the Underwriter, its affiliates (including, without limitation, its U.S. Affiliate) and any Person acting on any of their behalf, as to which no representation, warranty or covenant is made) has violated or will violate Regulation M under the U.S. Exchange Act in connection with offers and sales of the Offered Brokered Securities and the Offered Non-Brokered Securities.

23.

None of the Company or any of its predecessors has had the registration of a class of securities under the U.S. Exchange Act revoked by the SEC pursuant to Section 12(j) of the U.S. Exchange Act and any rules or regulations promulgated thereunder.

24.

As of the Closing Date, with respect Securities offered and sold hereunder in reliance on Rule 506(b) of Regulation D (the “Regulation D Securities”), none of the Company, any of its predecessors, any “affiliated” (as such term is defined in Rule 501(b) of Regulation D) issuer, any director, executive officer or other officer of the Company participating in the offering of the Regulation D Securities, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, or any promoter (as that term is defined in Rule 405 under the U.S. Securities Act) connected with the Company in any capacity at the time of sale of the Regulation D Securities (other than any Dealer Covered Person, as to whom no representation, warranty, acknowledgement, covenant or agreement is made) is subject to a Disqualification Event.

Schedule A-6

EXHIBIT “A”
UNDERWRITERS’ CERTIFICATE

            In connection with the private placement in the United States of the common shares of PolyMet Mining Corp. (the “Company”) pursuant to the Underwriting Agreement dated October 18, 2016 (the “Underwriting Agreement”) among the Company, and the Underwriter named therein (the “Underwriter”), each of the undersigned does hereby certify as follows:

(i)

the U.S. Affiliate of the undersigned Underwriter is a duly registered broker or dealer under section 15(b) of the U.S. Exchange Act and the securities laws of each state in which such offer and sale is made (unless exempted from the respective state’s broker-dealer registration requirements) and is a member of and in good standing with the Financial Industry Regulatory Authority, Inc., in each case on the date hereof and on the date of each offer and sale of Offered Brokered Securities we made to, or for the account or benefit of, Persons in the United States and U.S. Persons;

(ii)

all offers of the Offered Brokered Securities by us to, or for the account or benefit of, Persons in the United States or U.S. Persons were made to Accredited Investors with whom we have had prior business dealings, and we continue to believe that each purchaser of Offered Brokered Securities that we have arranged that is, or is acting for the account or benefit of, a Person in the United States or a U.S. Person was an Accredited Investor as at the date of sale of the Offered Brokered Securities;

(iii)

all offers and sales of the Offered Brokered Securities by us to, or for the account or benefit of, Persons in the United States or U.S. Persons have been effected by the U.S. Affiliate in accordance with all applicable U.S. broker- dealer requirements;

(iv)

no form of “general solicitation” or “general advertising” (as those terms are used in Regulation D under the U.S. Securities Act) was used by us, including, without limitation, advertisements, articles, notices or other communications published in any newspaper, magazine, the internet or similar media or broadcast over radio, television or the internet, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising, in connection with the offer or sale of the Offered Brokered Securities to, or for the account or benefit of, Persons in the United States or U.S. Persons, nor have we engaged, nor will we engage in any Directed Selling Efforts with regard to any of Offered Brokered Securities either while the Offered Brokered Securities are being offered for sale or during the Distribution Compliance Period;

Schedule A-7

(v)

Prior to any sale of Offered Brokered Securities by us to, or for the account or benefit of, a Person in the United States or a U.S. Person, we cause each such purchaser to sign and deliver a Subscription Agreement, including any applicable schedule thereto;

(vi)	with respect to Brokered Regulation D Securities, each of the undersigned represents that none of its Dealer Covered Persons is subject to any Disqualification Event;

(vii)

as of the Closing Date, each of the undersigned is not aware of any person (other than any Dealer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Brokered Regulation D Securities; and

(viii)

the offering of the Offered Brokered Securities has been conducted by us in accordance with the terms of the Underwriting Agreement and in compliance with all applicable U.S. federal and state broker-dealer requirements.

Terms used in this certificate have the meanings given to them in the Underwriting Agreement unless otherwise defined herein.

            Dated this ___ day of ___________, 2016.

[UNDERWRITER]

By:
Name:
Title:

[U.S. BROKER-DEALER AFFILIATE]

By:
Name:
Title:

Schedule A-8